UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ACASTI PHARMA INC.
(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

545 Promenade Du Centropolis Suite 100 Laval, Quebec	H7T 0A3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Shares	The NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable): not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Acasti Pharma Inc. hereby incorporates by reference the description of its securities to be registered hereunder contained in the section entitled “Disclosure of Outstanding Security Data on Fully Diluted Basis” in the document entitled “Listing Application For the Listing of the Class A Common Shares of Acasti Pharma Inc.,”  included as Exhibit 99.3 to its Form 40-F Registration Statement (File No. 000-54771)  initially filed with the Securities and Exchange Commission on July 20, 2012, as amended on July 24, 2012.

Item 2.	Exhibits.

1.1
Listing Application For the Listing of the Class A Common Shares of Acasti Pharma Inc. on the TSX Venture Exchange (incorporated by reference to Exhibit 99.3 to the Registration Statement of Acasti Pharma Inc. on Form 40-F filed with the Securities and Exchange Commission on July 20, 2012 (File No. 000-54771)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 4, 2013

ACASTI PHARMA INC.

By:	/s/ Xavier Harland
Name: Xavier Harland
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1
Listing Application For the Listing of the Class A Common Shares of Acasti Pharma Inc. on the TSX Venture Exchange (incorporated by reference to Exhibit 99.3 to the Registration Statement of Acasti Pharma Inc. on Form 40-F filed with the Securities and Exchange Commission on July 20, 2012 (File No. 000-54771)).